Exhibit 99.2

              STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL
               OFFICER REGARDING FACTS AND CIRCUMSTANCES
                       RELATING TO EXCHANGE ACT
                                FILINGS

I, John H. Forsgren, Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Northeast Utilities, and, except as corrected or supplemented in a subsequent covered report:

          - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

      (2) I have reviewed the contents of this statement with the audit committee of the Board of Trustees of Northeast Utilities.

      (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

           - Annual Report of Northeast Utilities on Form 10-K for the year ended December 31, 2001;

           - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Northeast Utilities filed with the Commission subsequent to the filing of the Form 10-K identified above; and

           -  any amendments to any of the foregoing.


/s/  John H. Forsgren
(Signature)
John H. Forsgren
Vice Chairman, Executive Vice President
and Chief Financial Officer

July 31, 2002



Subscribed and sworn to before me this 31st day of July, 2002.

/s/ Cynthia L. Pratt
Cynthia L. Pratt
Notary Public
My Commission Expires: 6/2006